Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 2000 included in Choice One Communications Inc.'s Form S-1 (No. 333-91321) for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                             /s/ Arthur Andersen LLP

Rochester, New York
September 29, 2000